EXHIBIT 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Alternative Construction Company, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 3,969,301 shares of its common stock, and to the inclusion in said Registration Statement of our report dated March 29, 2004, with respect to the consolidated financial statements of Alternative Construction Company, Inc. and Subsidiaries.





                                               /s/ LIEBMAN GOLDBERG & DROGIN LLP

                                               CERTIFIED PUBLIC ACCOUNTANTS

                                               Garden City, New York


                                               February 22, 2006